                                                                    EXHIBIT 22.1


                           SUBSIDIARIES OF THE COMPANY



Name of Subsidiary                      State or Jurisdiction of Incorporation                     Percentage Owned
-------------------------------------------------------------------------------------------------------------------
Commodore Solution
Technologies, Inc.                                   Delaware                                             100%

Commodore Separation
  Technologies, Inc.                                 Delaware                                              87%

Commodore CFC
  Technologies, Inc.                                 Delaware                                             100%

CFC Technologies, Inc.                               Ohio                                                 100%

Commodore Advanced
Sciences, Inc.*                                      New Mexico                                           100%

A.S. Environmental, Inc.*                            Delaware                                             100%

Commodore Laboratories, Inc.*                        Ohio                                                 100%

Commodore Remediation
  Technologies, Inc.*                                Delaware                                             100%

Commodore Government
  Environmental
  Technologies, Inc.*                                Delaware                                             100%

Commodore Technologies, Inc.*                        Ohio                                                 100%

Sandpiper Properties, Inc.*                          Ohio                                                 100%

Environmental Alternatives, Inc.*                    New Mexico                                           100%

Advanced Sciences Integrated
     Mexico, S.A. de C.V.*                           Mexico                                               100%

Advanced Sciences Integradas S.A.*                   Argentina                                            100%

CORT Technologies, Inc.*                             Delaware                                             100%

Commodore Refrigerant
  Technologies, Inc.                                 Delaware                                             100%


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*  Wholly owned subsidiary of Commodore Solution Technologies, Inc.